UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 29, 2017
____________________
INSEEGO CORP.
(Exact Name of Registrant as Specified in its Charter)
____________________

Delaware	000-31659	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer identification number)
9605 Scranton Road, Suite 300
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 812-3400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 29, 2017, the Board of Directors of Inseego Corp. (the “Company”) unanimously adopted a resolution to increase the authorized number of directors constituting the entire Board of Directors (the “Board”) from five to six members. Such increase will become effective on the next business day immediately following the date of the 2017 Annual Meeting of Stockholders of the Company, which is scheduled to be held on June 14, 2017. Additionally, on May 29, 2017, the Board unanimously adopted a resolution to appoint Jeffrey M. Tuder to fill the vacancy that will be created by such increase in the size of the Board. Both the increase in the size of the Board and Mr. Tuder’s appointment to the Board are expected to become effective on June 15, 2017.

Upon his appointment to the Board, Mr. Tuder will become a member of the class of directors with terms expiring at the 2020 Annual Meeting of Stockholders of the Company, as well as a member of the Audit Committee of the Board (the “Audit Committee”). The Board determined that Mr. Tuder qualifies as an independent director and is qualified to serve on the Audit Committee under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and listing rules of The NASDAQ Stock Market LLC. For his services on the Board and Audit Committee, Mr. Tuder will receive the same compensation as other non-management directors, as described in the Company’s most recent Proxy Statement filed with the SEC. Mr. Tuder’s appointment to the Board was announced in a press release, a copy of which is attached hereto as Exhibit 99.1.

Mr. Tuder, age 44, is the founder and Managing Member of Tremson Capital Management, LLC (“Tremson”), a private investment firm focused on identifying and investing in securities of undervalued publicly-traded companies. Prior to founding Tremson, he held positions at SEC-registered investment advisors that primarily invest in undervalued securities of publicly traded companies, including serving as the Director of Research for KSA Capital Management, LLC from 2012 until 2015 and as a Senior Analyst at JHL Capital Group, LLC during 2011. From 2007 until 2010, Mr. Tuder was a Managing Director of CapitalSource Finance, LLC, a publicly-traded commercial finance company, where he analyzed and underwrote special situation credit investments in the leveraged loan and securitized bond markets. From 2005 until 2007, Mr. Tuder was a member of the investment team at Fortress Investment Group, LLC (“Fortress”), where he analyzed, underwrote and managed private equity investments for several of Fortress’s private equity investment vehicles. Mr. Tuder began his career in various investment capacities at Nassau Capital, a privately-held investment firm that managed the private portion of Princeton University’s endowment and ABS Capital Partners, a private equity firm affiliated with Alex Brown & Sons. Mr. Tuder currently serves on the board of directors of MRV Communications, Inc., a provider of packet and optical hardware and software solutions for data center operators and communications service providers, where he also serves as chair of the audit committee. Mr. Tuder received a Bachelor of Arts degree from Yale University.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.
99.1    Press Release, dated May 30, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

By:	/s/ Lance Bridges
Lance Bridges
Senior Vice President, General Counsel and Secretary

Date: June 2, 2017